Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into effective as of December 13, 2017 (the “First Amendment Effective Date”) by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), and Jon Wilcox, a resident of the Commonwealth of Massachusetts (“Executive”).
W I T N E S S E T H
WHEREAS, the Company and Executive entered into that certain employment agreement, dated June 17, 2017 (the “Original Agreement”); and
WHEREAS, the Company and Executive each desire to amend the Original Agreement as more fully set forth below; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company, ARH and Executive each hereby agree to amend the Original Agreement to reflect this change, as follows:
1.    Definitions. Capitalized terms used and not otherwise defined in this First Amendment have the meanings given such terms in the Original Agreement.
2.    Section 5.1 of the Original Agreement is hereby stricken and replaced by the following effective as of January 1, 2018:
“5.1 Base Salary. The Company agrees to pay the Executive a base salary at an annual rate equal to $450,000. The Executive will be entitled to periodic review of his base salary and to such increases, if any, as may be determined from time to time by the Company.”
3.    A new Section 5.5 is hereby added to the Original Agreement effective as of the First Amendment Effective Date as follows:
“5.5 2017 Additional Equity Award
(a)As of the First Amendment Effective Date, the Company shall grant to Executive an award of Restricted Stock (the “2017 Additional Restricted Shares”) and options to purchase shares of Common Stock (the “2017 Additional Options”) which shall commence vesting upon the First Amendment Effective Date and shall vest in equal annual installments, on the anniversary date of the First Amendment Effective Date, over three (3) years thereafter, subject to the Executive’s continuing employment with the Company as of each such vesting date. The number of 2017 Additional Restricted Shares shall be determined by dividing (i) $400,000 by (ii) the closing trading price per share of the Company’s common stock as of the date of grant. The number of 2017 Additional Options shall be determined by dividing (i) $200,000 by (ii) the per share Black-Scholes value of the option, determined as of the date of grant based upon the closing trading price per share of the Company’s common stock as of the date of grant and such other variables as determined by the Company, which determination shall be final and dispositive. The per share exercise price of the 2017 Additional Options shall be equal to the per share closing price of the Company’s common stock on the date of grant.

(b)The 2017 Additional Restricted Shares and 2017 Additional Options, shall otherwise be subject to the terms and conditions of the Company’s 2016 Omnibus Incentive Plan, as may be amended, restated or supplemented from time to time (the “Plan”), a copy of which has been provided to the Executive.”

5.    Amendment Governs in the Case of Conflict. In the event that any terms or provisions of the Original Agreement conflict or are inconsistent with the terms and provisions of this First Amendment, the terms of this First Amendment shall govern and control.
6.    Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws.
7.    No Further Modification. Except as amended hereby, the Original Agreement remains unmodified and in full force and effect.
8.    Separability. If any term or provision of this First Amendment is declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this First Amendment in full force and effect.
9.    Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed and original and all of which when taken together shall constitute one and the same instrument. An electronic or faxed copy of this First Amendment shall have the same force and effect as the original thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this First Amendment effective as of the date first written above.

AMERICAN RENAL MANAGEMENT LLC
By:    /s/Joseph A. Carlucci
Name:    Joseph A. Carlucci
Title:    Chief Executive Officer

EXECUTIVE

/s/ Jon Wilcox__________________________________
Jon Wilcox

First Amendment to Employment Agreement between
American Renal Management LLC. and Jon Wilcox